EXHIBIT 10.1

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT; [***] DENOTES OMISSIONS.

COMMERCIAL MANUFACTURING SERVICES AND SUPPLY AGREEMENT

This Commercial Manufacturing Services and Supply Agreement (the “Agreement”) is made and entered into as of March 3, 2016 (“Effective Date”), by and between Lipocine Inc., with offices at 675 Arapeen Drive, Suite 202, Salt Lake City, UT 84108 (“Customer”), and M.W. Encap Ltd., together with its Affiliates, with offices at Units 4, 5 & 6, Oakbank Park, Livingston, West Lothian, EH53 0TH (“Encap”). Each of Encap and Customer may be referred to individually as a “Party,” and Encap and Customer may be referred to collectively as the “Parties.”

WHEREAS, Customer is engaged in research and development of pharmaceutical products; and

WHEREAS, Encap can process and fill pharmaceutical formulations in liquid filled hard capsules; and

WHEREAS, Customer wishes to engage Encap, and Encap wishes to be engaged by Customer, to manufacture quantities of the Product (as defined below), pursuant to the terms and subject to the conditions of this Agreement for human pharmaceutical use in the Territory produced in accordance with cGMP.

NOW THEREFORE, in consideration of the representations, covenants and warranties set forth herein, and for other good and valuable consideration, the Parties agree as follows:

1.	DEFINITIONS AND GENERAL MATTERS.

1.1            Defined Terms. As used in this Agreement, the following words and phrases shall have the meanings set forth below.

•	“Affiliate” means any Person who, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with any other Person; provided, however, with respect to Encap, the term “Affiliate” shall be limited to Persons who directly or indirectly through one or more intermediaries are Controlled by the parent of Encap’s direct parent entity. “Control” means (a) the direct or indirect legal or beneficial ownership of more than fifty percent (50%) of (i) the ownership interests in a Person or (ii) the outstanding voting rights in a Person or (b) the power to otherwise direct the business activities of a Person.

•	“API” means the active pharmaceutical ingredient testosterone undecanoate that has been released by Customer and provided to Encap, along with a certificate of analysis certifying that it has been manufactured in accordance with its specifications.

•	“Application” means an NDA submitted to the U.S. FDA for the Product or its equivalent in the Territory.

•	“Arising IP” means all IP developed by a Party pursuant to the research, development and manufacture of the Product under the terms of this Agreement.

•	“Claim or Proceeding” means any third party claim, action, suit, proceeding or arbitration, including any governmental authority action or investigation.

•	“Commercialization” means the date upon which the FDA approves Customer’s Application seeking approval for the sale and marketing of Product in the Territory.

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT; [***] DENOTES OMISSIONS.

•	“cGMPs” mean all applicable Laws in the Territory relating to current good manufacturing practices for pharmaceutical products (including but not limited to ingredients, packaging, testing, storage, distribution, handling, intermediates, bulk and finished products) promulgated by any relevant governmental authority, as may be updated, supplemented or amended from time to time.

•	“Facility” means Encap’s manufacturing facility located at Edinburgh, Scotland or such other locations as mutually agreed to in accordance with Section 2.2 herein.

•	“FDA” means the United States Food and Drug Administration, or any successor agency thereof.

•	“Healthcare Laws” means the laws, regulations, policies and guidelines of all governmental authorities relating to the production, preparation, propagation, compounding, conversion, pricing, marketing, promotion, sale, distribution, coverage, or reimbursement of a drug, including the federal False Claims Act (31 U.S.C. §§ 3729 et seq.), the federal healthcare program anti-kickback statute (42 U.S.C. § 1320a-7b, 42 C.F.R. § 1001.952), the Federal Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h) (the “Sunshine Act”), the healthcare fraud, false statement and health information privacy and security provisions of the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”), the federal healthcare program civil money penalty and exclusion authorities (42 U.S.C. §§ 1320a-7 and 1320a-7a), federal statutes related to Health Care Fraud (18 U.S.C. § 1347) and False Statements Relating to Health Care Matters (18 U.S.C. § 1035), the applicable requirements of Medicare, Medicaid and other Governmental Authority healthcare programs, including the Veterans Health Administration and U.S. Department of Defense healthcare and contracting programs, all government price reporting laws such as those pertaining to Average Manufacturer Price, Best Price, Average Sales Price, and non-Federal Average Manufacturer Price that may be applicable to Products, and the analogous laws of any locality, state or country, all as amended from time to time.

•	“Hidden Defect” means those deviations from the Specifications that are not visible or readily identifiable at the time of delivery.

•	“Intellectual Property” or “IP” means any and all of the following, and rights in, arising out of, or associated therewith: U.S. and non-U.S. (a) patents, utility models, supplementary protection certificates and applications thereof (including provisional applications, invention disclosures, certificates of invention and applications for certificates of invention) and divisional, continuations, continuations-in-part, reissues, renewals, extensions, re-examinations, and equivalents thereof, (b) trade secrets, know-how, proprietary information, inventions, discoveries, improvements, technology, technical data, work product and the contents thereof, and research and development, whether or not patentable, (c) trademarks, service marks, trade dress, trade names, and equivalents thereof, (d) copyrights, mask works, registrations and applications thereof, and equivalents thereof.

•	“Law” means Healthcare Laws, any treaty, law, statute, rule, regulation, judicial opinion or administrative finding or order.

•	“Losses” means any and all losses, fines, fees, settlements, payments, obligations, penalties, deficiencies, liabilities, damages, costs and expenses (including reasonable attorneys’ fees).

•	“Launch Stock” means up to [***] units of Product.

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT; [***] DENOTES OMISSIONS.

•	“Minimum Launch Stock” means, subject to Section 3.1(b), [***] units of Product (which, for clarity, is part of the Launch Stock).

•	“Minimum Purchase Requirement” means Customer’s purchase from Encap of a minimum of [***] units of Product in the Territory annually during the Term beginning on the date of Commercialization in the Territory (which annual amount (x) for the year in which such date of Commercialization occurs shall include purchases of Product since the Effective Date, and (y) for the final year of this Agreement shall be prorated if such final year is a partial calendar year).

•	“Non-Complying Product” definition is set forth in Section 9.1 of this Agreement.

•	“Person” means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization.

•	“Product” means liquid filled hard capsules (“Product Capsules”) containing the API and Customer’s fill formulation containing the API, as more fully described in the Specifications.

•	“Quality Agreement” means the Quality Agreement referred to in Section 9.1.

•	“Regulatory Authority” means any governmental regulatory authority within a Territory involved in regulating any aspect of the development, manufacture, market approval, sale, distribution, packaging or use of the Product.

•	“Specifications” means the release specifications for the manufacture, processing, bulk packaging, testing and testing procedures, shipping, storage and supply of the Product, any raw materials requirements, analytical procedures and standards of quality control and quality assurance, established by the Parties for the Product. Specifications are attached as Exhibit B.

•	“Supply Price” means the price of Product referred to in Section 4.1.

•	“Territory” means the United States of America, its territories, possessions, districts, protectorates and Commonwealths and any other country that the Parties agree in writing to add to this definition of Territory in an amendment to this Agreement.

1.2            Exhibits.   The attached Exhibits are incorporated in and form part of this Agreement:

EXHIBIT A	COMMERCIAL TERMS
EXHIBIT B	RELEASE SPECIFICATIONS
EXHIBIT C	ENVIRONMENTAL AND HEALTH AND SAFETY INFORMATION
EXHIBIT D	SDS OF API PROVIDED BY CUSTOMER

2.	TERM; FACILITY

2.1            Term.  The term of this Agreement shall commence on the Effective Date and, unless terminated earlier as provided for herein, shall remain in effect for five (5) years from the date of Commercialization (“Initial Term”). The Initial Term shall thereafter be extended for subsequent years upon the mutual written agreement of the Parties (the Initial Term, together with such subsequent periods, the “Term”).

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT; [***] DENOTES OMISSIONS.

2.2            Facility.  Encap shall perform all manufacturing activities and all storage activities at the Facility. Encap may use other facilities for the manufacture and storage of Product provided that (i) such facilities have been approved for such manufacture and storage by all applicable governmental authorities and (ii) Customer’s written approval is obtained prior to the use of such facilities, such approval not to be unreasonably withheld by Customer.

3.	FORECASTS AND ORDERS

3.1	Launch Stock Order.

(a) Customer has prior to the Effective Date submitted to Encap a purchase order for a portion of the Minimum Launch Stock relating to the validation batches, and shall prior to [***] submit to Encap a purchase order for the remainder of the Minimum Launch Stock (together, the “Minimum Launch Stock Purchase Order”). Encap shall deliver the Minimum Launch Stock no later than [***]. Encap shall notify Customer immediately in writing if at any time Encap has reason to believe that it will not be able to fill the Minimum Launch Stock Purchase Order. Should Encap advise Customer that it cannot meet the [***] delivery date, then such inability shall be deemed a Supply Failure and the provisions of Section 3.7 shall apply.

(b) Notwithstanding the foregoing, Encap shall use commercially reasonable efforts to be able to manufacture and supply more than the Minimum Launch Stock on or prior to [***], including by obtaining permission from other customers to defer manufacture and supply of their products, rearranging the order or configuration of the manufacture and supply of other products, changing or adding shifts, and accelerating the availability of additional sites within the Facility. Encap shall keep Customer reasonably informed of the progress of such efforts and, upon obtaining such additional manufacture and supply capacity, shall notify Customer of such ability. Upon receipt of such notice, Customer may submit a Purchase Order or modify an existing Purchase Order in order to take advantage of Encap’s additional manufacture and supply capacity up to an additional [***] units of Product above the Minimum Launch Stock.

3.2            Steady State Rolling Forecasts. Following delivery of the Launch Stock Purchase Order, but no later than 30 days prior to Commercialization, Customer shall submit to Encap a good faith, estimated twelve (12) month rolling forecast of the quantity of Product Customer expects to order for production commencing with the month following the month in which such forecast is provided (“Forecast”). Each Forecast shall be non-binding, with the exception of the Forecast for the first three months of the Forecast, which shall be considered a firm order for Product (“Firm Order”).

3.3            Purchase Orders.   Customer shall submit a purchase order corresponding to the Firm Order (“Purchase Order”) [***] in advance of the delivery date requested in the Purchase Order. Each Purchase Order shall specify the quantity of Product ordered, Customer’s purchase order number, the requested delivery date, the invoice address, the shipping address and any further information necessary or reasonably requested by Encap to facilitate the shipment of Product. Encap shall acknowledge receipt of Purchase Orders within ten (10) business days of receipt of the Purchase Order and Encap shall notify Customer immediately in writing if at any time Encap has reason to believe that it will not be able to fill a Firm Order (a “Supply Deficiency Notice”). Beginning with the [***] Purchaser Order delivered with the Firm Order portion of a Forecast, should Encap thereafter deliver to Customer [***] Supply Deficiency Notices in response to [***] consecutive Purchase Orders, or more than [***] Supply Deficiency Notices in any [***] month rolling period, then a “Supply Failure” shall be deemed to have occurred and the provisions of Section 3.7 shall apply.

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT; [***] DENOTES OMISSIONS.

3.4            Purchase Order Variances.   If the quantity of the Product ordered by Customer pursuant to Section 3.3 for delivery in any one month is more than [***] greater than the quantity of Product reflected in the most recent Forecast for such month, Encap shall use commercially reasonable efforts, but shall not be obligated, to deliver the quantity of the Product ordered by Customer in excess of [***] of such Forecast amount. Provided however, that should Customer submit a new Purchase Order for additional Product to cover previously supplied Product that was determined to be Non-Complying Product under Section 9.2, Encap shall accept the Purchaser Order and such additional Purchase Order shall not be counted towards determining the preceding limitation.

3.5            Forms and Inconsistencies.   Any term or condition of a Purchase Order, acceptance form used by Encap, or any other correspondence between the Parties that is different from, inconsistent with or contrary to the terms and condition of this Agreement shall be void. All Purchase Orders submitted by Customer shall be deemed to incorporate and be subject to the terms and conditions of this Agreement. Encap’s failure to object to any provisions contained in any communication from Customer shall not be deemed a waiver of the provisions herein.

3.6            Unplanned Delay or Elimination of Processing.   Encap shall use commercially reasonable efforts to fulfill the Launch Stock Purchase Order and each subsequent Purchase Order. Encap shall provide Customer with as much advance notice as possible (and will use its commercially reasonable efforts to provide at least fifteen (15) days' advance notice where possible) if Encap determines that any production will be delayed or eliminated for any reason.

3.7            Supply Failure.   In the event of any Supply Failure that remains uncured for thirty [***] days following the occurrence of such Supply Failure, the Parties agree that: (i) Customer shall have the right (upon written notice to Encap) to obtain the Product elsewhere from another supplier; (ii) from and after such notice, Customer shall be relieved of any Firm Commitment under any then-existing Forecasts or Purchase Orders and the amount of the Product purchased from another supplier shall count towards the Minimum Purchase Requirement; (iii) Encap shall grant Customer or its designee any licenses as may be necessary or reasonably useful for the manufacture of the Product and shall transfer to Customer or its designee, upon request by Customer, any applicable data and information; and (iv) subject to the aggregate cap on costs and expenses set forth in Section 11.4, Encap shall promptly reimburse Customer for any additional costs incurred by Customer as a result of such supply failure, upon receipt of written invoice thereof with reasonable supporting documentation. Subject to Section 11.4, nothing contained in this Section 3.7 shall limit any legal rights or remedies that may be available to Customer on account of any such supply failure.

3.8	Customer's Modification.

        A.    Customer may modify the delivery date, Specifications or quantity of Product in such Purchase Order only by submitting a written change order ("Change Order") to Encap at least [***] business days in advance of the earliest scheduled production date covered by the Change Order. Such Change Order shall be effective and binding against Encap only upon the written approval of Encap, and notwithstanding the foregoing, Customer shall remain responsible for the Firm Order portion of the Rolling Forecast.

        B.    If Customer fails to place Purchase Orders sufficient to satisfy the Firm Order, Customer shall, within [***] days of receipt of invoice, (i) pay to Encap an amount equal to [***] of the total purchase price of the Purchase Orders for all units of Product that would have been produced if Customer had placed Purchase Orders sufficient to satisfy the Firm Order, and (ii) reimburse Encap for raw materials and packaging components purchased by Encap for use solely in the manufacture of the Product and that would have been reasonably necessary to acquire in advance in order to fulfill any Forecast previously delivered by Customer and that cannot be used for future manufacture of Product or otherwise in Encap’s business, and Encap shall promptly deliver such materials and components to Customer or its designee at Customer’s written direction and cost.

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT; [***] DENOTES OMISSIONS.

3.9            Reservation of Capacity.   Subject to Section 3.1 with respect to the manufacture and delivery of the Minimum Launch Stock, Encap will ensure that it will be in a position to manufacture and deliver all of the remainder of the Launch Stock by [***]. The Launch Stock (including the Minimum Launch Stock, as applicable) will be released on an on-going basis for secondary packaging in accordance with the delivery dates specified in the applicable Purchase Order. Additionally, by [***], Encap will ensure that it will be in a position to manufacture and supply at least [***] [***] units of Product in a twelve (12) month period ([***] units of Product monthly) based on the rolling Forecast submitted pursuant to Section 3.2 above. Should Customer determine that it requires greater than [***] units of Product in any twelve (12) month period, then the Parties shall negotiate in good faith costs and resources associated with such increased production demand.

4.	PRICE; PAYMENT TERMS; TITLE

4.1            Price and Payments.   Customer agrees to pay Encap for the Product provided hereunder at the Supply Price set forth on Exhibit A hereto.

4.2            Taxes.   Supply Price is exclusive of taxes, which taxes shall be for the account of Customer. Taxes that Encap is required by Law to collect from Customer, e.g., V.A.T., will be separately stated in Encap’s invoice and will be paid by Customer to Encap.

4.3            Payment Terms.   The payment terms are set forth in Exhibit A. Encap shall invoice Customer at the time Product is tendered for delivery to Customer or Customer’s designee together with appropriate necessary release documentation. If Customer delays the requested delivery date of Product set forth in a Purchase Order, Encap may invoice Customer on the delivery date set forth in the Purchase Order or, if such Product is not ready for delivery on such date, then on such later date when such Product is ready for delivery, in each case with appropriate necessary release documentation. Each shipment shall constitute an independent transaction, and Customer shall pay for the same in accordance with the specified payment terms and without deduction or set-off.

4.4            Shipping Term; Title.   Title and risk of loss or damage to the Product shall pass to Customer according to the terms of shipment set forth in Exhibit A. Encap shall provide necessary documentation to allow shipment from Encap’s premises to those detailed in the Purchase Order. Product that has been released for commercialization and held by Encap at Customer’s request beyond the scheduled delivery date set forth in the applicable Purchase Order or due to Customer’s refusal to accept delivery of Product in accordance with the applicable Purchase Order shall be stored at Customer’s risk and expense. In the event Encap stores Product that has been released for commercialization, beginning [***] beyond the delivery date Encap may charge Customer a reasonable storage fee equal to [***] per pallet of Product that has been released for commercialization.

4.5            Cancellation of Purchase Order.   Should Customer notify Encap that it is terminating an outstanding Purchase Order within thirty (30) days after the order has been placed (or otherwise delaying the delivery date such that Encap cannot, in the exercise of commercially reasonable efforts, use the partially completed materials), Customer shall (i) pay to Encap all documented costs of the undelivered partially completed materials plus a [***] mark-up for handling. In the event a Purchase Order is cancelled more than thirty (30) days after the order has been placed, Customer shall pay an amount equal to [***] of the amount of the purchase price for the Product ordered in the terminated Purchase Order, and (ii) reimburse Encap for raw materials and packaging components purchased by Encap for use solely in the manufacture of the Product and that would have been reasonably necessary to acquire in advance in order to fulfill such Purchase Order and that cannot be used for future manufacture of Product or otherwise in Encap’s business, and Encap shall promptly deliver such materials and components to Customer or its designee at Customer’s written direction and cost.

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT; [***] DENOTES OMISSIONS.

4.6            Credit.   Encap shall have the right to cancel any Purchase Order accepted by Encap, or to delay the shipment of the Product ordered therein, if Customer fails to meet payment schedules or other credit or financial requirements established by Encap within [***] of such request being provided to Customer. Customer agrees to make available to Encap all publicly available financial statements that have been filed in Customer’s filings with the US Securities and Exchange Commission. Encap reserves the right at all times, either generally or with respect to any specific Purchase Order, upon [***]advance written notice, to vary, change or limit the amount or duration of credit to be allowed to Customer.

5.	OBLIGATIONS OF THE CUSTOMER

5.1            Manufacture and Supply of API.   Customer shall comply in all material respects with all applicable Laws related to the manufacture of API and the delivery of API to Encap. Customer shall supply Encap, at Customer’s sole cost, the API and applicable reference standards in quantities sufficient to meet Customer’s requirements for Product hereunder. Prior to importation of the API by Encap for use in the manufacture of Product and delivery of any applicable reference standard to Encap by Customer, Customer shall provide to Encap a copy of the API Certificate of Analysis and the API Material Safety Data Sheet. Customer shall be responsible for qualification of the API supplier and associated API testing prior to delivery to Encap. Upon receipt of API, Encap shall conduct identification testing of the API to confirm the identity. Customer may request that Encap perform additional API testing at Customer’s expense to confirm that the API meets the associated Specifications or Certificate of Analysis subject to the following conditions: (i) written agreement between the Parties; and (ii) successful transfer of the testing methods to Encap if Encap is to confirm that the API meets the associated Specifications. API shall be used by Encap solely for carrying out the purposes of this Agreement.

Customer shall supply Encap with the quantity of API required to manufacture the Product in the amount specified in Customer’ Purchase Order not less than [***] prior to the requested delivery date of Product in an accepted Purchase Order. Customer shall also provide Encap with an additional amount of API to allow for normal waste and breakage in the manufacturing process. Such additional amount shall be based on the actual amount of API loss experienced in the manufacture of the initial [***]batches of Product, but such API loss shall not exceed [***] of the amount necessary to manufacture Product without Customer prior written agreement (excluding material for lab testing and retain) (“Loss Allowance”). The actual Loss Allowance experienced by Encap in the manufacture of Product shall be reconciled on annual basis with the first such adjustment to occur at the end of [***]. The Parties anticipate that the Loss Allowance shall be different for each of the two (2) different capsule concentrations of API and the Loss Allowance shall be determined for either capsule concentrations beginning January 1, [***] and beyond based on actual performance data but not to exceed [***]. Additionally, the agreed upon Loss Allowance shall be subject to recalculation on an annual basis to account for increases in efficiencies by Encap in the manufacture of Product. Encap shall not be responsible for any failure to deliver or any delivery delay of Product due to the failure of Customer to deliver or cause delivery of API in the time specified in this Section. In the event of any loss or damage to API while in the possession of Encap in excess of the Loss Allowance, Encap’s sole and exclusive liability to Customer related to or arising out of such loss shall be limited to reimbursement of Customer for replacement API at the actual cost thereof plus any additional direct costs of the API including shipping, handling and importation costs. Customer shall retain title to API and all Customer supplied materials at all times, and Customer shall bear the risk of loss thereof until the time API and/or Customer supplied materials are delivered to Encap’s loading dock at the Facility.

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT; [***] DENOTES OMISSIONS.

5.2            Health & Safety Data.   (a) Customer has provided to Encap certain information relating to the API, attached hereto as Exhibit D. To the extent Customer has not provided the information in Exhibit D and to the extent it possesses the information, Customer shall provide to Encap, prior to the shipment of any API to Encap hereunder, the environmental, health and safety information described in Exhibit C as it relates to the API. Customer shall properly document all such test results and shall provide such documentation to Encap prior to the delivery of any API to Encap.

(b)  Customer shall provide to Encap promptly upon receipt by Customer (i) any information needed to clarify, correct, supplement or amend any of the information described in Exhibit C or provided in Exhibit D and (ii) any other information reasonably related to the environmental, health and safety implications, including employee health and safety, of the handling, manufacture, distribution, use and disposal of the API. Encap shall not be responsible for any failure to deliver or delivery delay due to Customer’s failure to deliver such results or documentation.

5.3            Compliance with Law; Use and Disposal of Product.   Customer is responsible for (a) the use, packaging, labeling, distribution, marketing, promotion, sale and disposal of Product, including compliance with all present and future Laws related to the same; (b) communicating with any governmental authority concerning the Product, including without limitation with respect to the registration, classification or notification of a new Product or substance, or the use, packaging, labeling, distribution, marketing, promotion, sale or disposal of the same or any adverse events related to the Product (for the avoidance of doubt, Encap may interact with governmental authorities for the purpose of fulfilling its obligations hereunder); (c) storing and handling Product in appropriate conditions following its delivery; and (d) determining the Specifications for the Product to permit its sale in the Territory. Customer shall conduct all such activities at all times in compliance in all material respects with applicable Laws. The Parties acknowledge and agree that Encap has no control, role, or other form of influence in Customer’s use, packaging, labeling, distribution, marketing, promotion, sale and disposal of Product, nor does it control or influence any payments or transfers of value that may be made by Customer to health care professionals, health care institutions, or any other customer or third party. Customer is responsible for participation and compliance in all government health care programs such as Medicare and Medicaid, and any rebate liability, mandatory pricing, or reporting obligations resulting therefrom.

5.4            Import of API.   Encap shall serve as the importer of record and import API on Customer’s behalf and at Customer’s expense. Customer shall provide Encap with such documentation as is required to be available in accordance with the applicable Laws, as well as other documentation and information reasonably requested by Encap relating to the same and that is necessary for the importation of API.

5.5            Additional Obligations.   Customer shall manage, direct and be responsible for all intellectual property decisions and all litigation costs which result solely from the filing of the Application and that are not related to Encap’s manufacturing processes and procedures. Customer shall maintain pharmacovigilance infrastructure as required by a distributor of Product. Customer will own and control all regulatory approvals in the Territory (including all associated contents and correspondences) and applications therefor related to the Product and any other marketing authorizations within the Territory.

6.	OBLIGATIONS OF ENCAP

6.1            Manufacture of the Product, Raw Materials and API.   Encap shall manufacture and supply Product in accordance with the Specifications. Encap shall execute process validation batches and perform validation services with protocols, time lines and pricing as agreed to between the Parties in writing.

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT; [***] DENOTES OMISSIONS.

Promptly following execution of this Agreement, Encap shall commence such activities as necessary to ensure that it has sufficient capacity to meet its Product supply obligations hereunder which activities shall include recruitment of personnel and construction of additional clean rooms as are necessary to ensure Encap’s ability to meet its supply obligations set forth in this Agreement.

Encap shall be responsible for procuring raw materials from vendors qualified by Customer, inspecting and releasing adequate raw materials in accordance with the Specifications as necessary to meet the Firm Order, unless otherwise agreed to by the Parties in writing. Encap shall keep safety stock of raw materials required for the manufacture of the Product of at least the [***] or such time as Encap is in a position to manufacture [***] of Product per month, when at such time the required amount of safety stock shall be re-evaluated in good faith by each of the Parties.

6.2            Testing and Release.   Encap shall be responsible for and shall conduct quality assurance and quality control functions, including identity testing of API and additional testing of API if agreed to by the Parties as set forth in Section 5.1, and at Customer’s expense, testing of raw materials, oversight of manufacturing process, release testing of Product, stability testing of Product, and maintaining of reference standards as set forth in the Quality Agreement.

6.3            Encap Regulatory Obligations.   Encap shall be responsible for and shall conduct all activities necessary for (i) maintaining approved regulatory status for commercial production and testing facilities including U.S. FDA and its equivalent in the Territory and other customary standards and paying all regulatory and license fees for its facilities, conducting Product support such as periodic audits, annual Product reviews, sample storage, batch documentation, audit reports, appropriate vendor qualification and other applicable regulatory requirements to supply Product to the Territory during the Term and following FDA approval of the Product; (ii) serving as the importer of record and import the API on Customer’s behalf and at Customer’s expense, including obtaining all permits and licenses required to import of raw materials and components, including API, and co-operating with Customer on the export of API for the development, manufacture, and delivery of pilot batches, pivotal batches, validation, and commercial batches of the Product, along with associated costs for the import permits or licenses; (iii) being prepared for an FDA pre-approval inspection within [***] working days of Application submission; and (iv) diligently sharing with Customer all regulatory communication pertaining to Product supply and quality. “Submission” shall be deemed to have occurred on the date that the Application is delivered to the FDA by Customer or its agent.

6.4            Inspections and Audits.   Customer and its representatives shall have the right to visit or audit the Facility, at a reasonable time and upon two weeks advance written notice to Encap with respect to an ordinary course audit and [***] notice if such inspection is part of an investigation that in the reasonable determination of Customer is required to assure Product is being processed in accordance with the Specifications, or, if such investigation arises out of the recent manufacture of Non-Complying Product, a Product Recall or customer complaint, or to ensure Product is being manufactured in accordance with applicable Law to verify that the documentation, equipment and material relating to the Product is maintained in accordance with applicable Laws, that Encap is manufacturing Product in accordance with the Specifications and applicable Laws, and that Encap is performing its obligations hereunder. Customer shall bear all costs related to any such audit, visit or inspection. In the event that Customer identifies a material deviation from the Specifications, applicable Laws, or the provisions of this Agreement or the Quality Agreement, then Customer shall provide Encap with a written report detailing the results of its inspection and audit. Encap shall provide a response to the written report within five (5) business days of receipt of the written report from Customer. If the Parties are unable to agree on the findings of Customer’s written report or on Encap’s procedures to address such findings, then the matter shall be submitted to the senior management of each Party who shall seek to resolve such issues within [***] days of the matter arising to them for review. If the Parties are unable to so resolve the issues, then the matter shall be submitted for resolution to the respective CEOs of Encap and Customer. In the event the CEOs cannot agree to the findings within [***] days of the matter being submitted to them, the Parties shall appoint a third party, a mutually acceptable independent reputable expert within [***] days to determine whether the findings are reasonable and the Party at fault, the findings of which shall be binding on the Parties, absent manifest error. Expenses of such expert shall be borne by the Party against whom the expert finds.

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT; [***] DENOTES OMISSIONS.

Upon Customer’s written request, Encap will make available to Customer for inspection copies of batch manufacturing records and lab notebooks associated with the manufacture and/or testing of Product by Encap under this Agreement.

6.5            Government Inquiries and Inspections.   Encap will allow full access to any governmental regulatory inspection. Encap will advise Customer within twenty-four (24) hours of when it becomes aware that any Regulatory Authority intends to inspect the Facility with respect to the manufacture of the Product. Customer will have the right to have its representatives present at the Facility (but not as part of the inspection) for such inspection relating to the Product. Encap will also promptly provide a report of the result of any such inspection to Customer and will promptly notify Customer of any notice of any deficiencies regarding the manufacturing of the Product by any Regulatory Authority, including, in each case, a copy of redacted copies of any inspection reports regarding the manufacturing of the Product (excluding any third party confidential information or Encap Confidential Information) issued as a result of such inspections and any follow-up written communications between Encap and the relevant Regulatory Authority or other governmental agency regarding the manufacturing of the Product. Encap will use commercially reasonable efforts to correct all deficiencies identified in such written communications in a timely manner and advise Customer periodically of progress being made, as well as when all deficiencies are corrected.

6.6            Observance of Product Manufacturing Activities.   Customer shall be entitled to have its designated representative on-site at the Facility, upon two weeks advance notice, to observe manufacturing runs of the Product at Encap’s facility and/or to seek any other relevant information, if any. Customer may, at its sole option, be present for all process transfer, scale-up and validation batches of Product.

6.7            Sub-Contractors.   Encap shall not sub-contract out to third parties any of its obligations hereunder without the express written consent of Customer. Furthermore, Encap shall not use any supplier of raw materials that has not been previously qualified by Customer.

6.8            Operation and Maintenance of Facility.   Encap shall, at its cost and expense, operate and maintain the Facility and all equipment and machinery used, directly or indirectly, to manufacture the Product in accordance with all applicable Laws (including cGMPs) and requirements of governmental authorities, and maintain the Facility, and such equipment and machinery, in an acceptable state of repair and operating efficiency so as to meet the Specifications. Any costs or expenses related to operating, obtaining required regulatory or other approvals for, or bringing into compliance, the Facility or such equipment or machinery, including that portion of any FDA establishment fees that are allocated by the FDA to other products manufactured by Encap at the Facility, shall be borne exclusively by Encap.

7.	REGULATORY AND RECALL.

7.1            Customer Regulatory Obligations.   Customer is responsible for compiling the registration dossiers (with reasonable and necessary assistance from Encap), filing the marketing applications with the regulatory authorities in the Territory, and maintaining marketing authorizations for the Product and the costs associated with the same. Encap shall reasonably assist Customer in obtaining and maintaining marketing authorizations for the Product. Customer is responsible for (a) the formulation, use, packaging, labeling, distribution and disposal of Product, including compliance with all laws and regulations related to the same; (b) communicating with any governmental authority concerning the Product (for the avoidance of doubt, Encap may interact with governmental authorities for the purpose of fulfilling legal obligations); and (c) storing and handling Product in appropriate conditions following its delivery; and (d) determining that the Product is permitted for human use. Customer is responsible for developing all Product labeling, printing the labels, and for labeling content.

10

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT; [***] DENOTES OMISSIONS.

7.2            Ownership of Application.   Customer will own and control all regulatory approvals in the Territory (including all associated contents and correspondences) and Applications therefore related to the Product, including the Application and any other marketing authorizations within the Territory, unless otherwise mutually agreed upon by the Parties. Encap shall permit Customer to include reference to Encap in the Application, and Encap agrees to such reference in the Application and to reasonably assist Customer as needed and required for the approval of the Application, such as pre approval inspection, DMF update or any other regulatory matter that needs Encap assistance.

7.3            Recall.    In the event Encap believes a recall, field alert, Product withdrawal or field correction ("Recall") may be necessary with respect to any Product provided under this Agreement, Encap shall immediately notify Customer in writing. In the event Customer believes a Recall may be necessary with respect to any Product provided under this Agreement, Customer shall immediately notify Encap in writing and Encap shall provide all necessary cooperation and assistance to Customer. The cost of any Recall shall be borne by Customer unless such Recall is caused in whole or in part by Encap's breach of its obligations under this Agreement or Law or its negligence or willful misconduct, then such cost, if wholly attributable to Encap shall be borne by Encap, or if partially attributable to Encap, such pro rata cost, shall be borne by Encap. In the event the Parties cannot agree as to the cause of the Recall, the Parties shall appoint a third party mutually acceptable independent reputable expert within 30 days to determine the cause of the Recall and the Party at fault, the findings of which shall be binding on the Parties, absent manifest error. Expenses of such expert shall be borne by the Party at fault for the Recall.

7.4            Adverse Events.   Customer shall be responsible for Pharmacovigilance of the Product and adverse events reporting. Encap shall, within twenty-four (24) hours of when it becomes aware, notify and forward to Customer any information concerning any potentially serious or unexpected side effect, injury, toxicity or sensitivity reaction or any unexpected incidence or other adverse experience related to the Product (an “Adverse Experience”) reported to it. Customer agrees that it shall be solely responsible to review, analyze and respond to any Adverse Experience. Encap shall have no obligation with respect to an Adverse Experience other than the obligation to notify Customer and to provide such support and information and assistance as commercially reasonable to confirm that Product was supplied and manufactured in accordance with the Specifications.

8.	EXCLUSIVITY AND MINUMUM PURCHASE REQUIREMENTS.

8.1            Minimum Purchase Requirement.   Provided that, by July 1, 2016, Encap is able to demonstrate its capacity to manufacture and supply on an annual basis [***] units in a twelve (12) month period (i.e., [***] units per month) of Product in accordance with the Specifications and continues to be able to do so, Customer shall purchase the Minimum Purchase Requirement. Customer’s obligation to purchase the Minimum Purchase Requirement shall be suspended for as long as the Product is subject to a regulatory hold by the FDA or other applicable Regulatory Authority.

8.2            Exclusivity Obligations.   During the Term of this Agreement and subject to Customer meeting its Minimum Purchase Requirement, Encap and its Affiliates shall not (i) develop, manufacture or commercialize for itself or for any third party any oral testosterone undecanoate product in a [***] or (ii) develop, manufacture or commercialize for itself or any third party a [***] testosterone undecanoate product to the Product. The foregoing exclusivity obligations shall continue for a period of [***] after (i) notice of termination of this Agreement without cause by Encap post commercial launch of the Product as set forth Section 14.3 or (ii) termination of this Agreement by Customer due to Encap’s breach. The exclusivity obligation in this Section 8.2 will be null and void if Customer’s Application has not been approved by the FDA within [***] from the Effective Date.

11

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT; [***] DENOTES OMISSIONS.

9.	REPRESENTATIONS AND WARRANTIES

9.1            Regarding the Product.   Encap represents and warrants to Customer that:

(a)  as of the date of delivery to Customer, the Product furnished by Encap to Customer has been manufactured (a) in conformity with the Specifications and (b) in all material respects in accordance with cGMP, applicable local standards and compliance with local laws;

(b)  to Encap’s knowledge, Encap’s processes, methodologies and activities to be performed under this Agreement do not as of the Effective Date and will not during the Term violate or infringe the intellectual property rights of any third party.

(c)  to Encap’s knowledge, none of its employees, affiliates, contractors, and agents as of the Effective Date are or have ever been or will be during the Term (i) debarred or (ii) convicted of a crime for which a person can be debarred, under Section 335(a) or 335(b) of the Federal Food, Drug, and Cosmetic Act.

9.2            Rejection of Product; Disposal of Rejected Shipments.   (a) Customer may reject any Product that does not meet the Specifications or that was processed in breach of the warranties set forth in 9.1 at the time of delivery (“Non-Complying Product”) by providing written notice of rejection to Encap within thirty (30) days following Customer’s receipt of Product at the shipping address designated by Customer in the applicable Purchase Order for such Product shipment; provided that such period for rejection shall in the case of Hidden Defects in the Product be one year following Encap’s release of such Non-Complying Product. Failure by Customer to provide notice of rejections within the applicable timeframe shall constitute irrevocable acceptance of the Product by Customer.

(b)   Encap shall examine and test any Product that Customer claims to be a Non-Complying Product and shall use commercially reasonable efforts to notify Customer via a written report of the results of such examination within fifteen (15) days of return of such Non-Complying Product to Encap by Customer. Such written report shall include (i) an analysis of the sample received from Customer (and any other samples tested), (ii) copies of all records pertaining to the test methods employed in such analysis (along with the results thereof) and (iii) data generated with respect to the status of such sample(s) at all times while in the possession or control of Encap.

(c)   In the event the Parties cannot agree as to whether or not any shipment of Product is a Non- Complying Product, the Parties shall appoint a third party, a mutually acceptable independent reputable laboratory to complete and report the relevant testing within [***], the findings of which shall be binding on the Parties, absent manifest error. The Parties shall ensure that such independent laboratory is bound to the Parties by obligations of confidentiality no less exacting than those applying between the Parties. Expenses of such laboratory testing shall be borne by the Party whose position is determined to have been in error or, if the laboratory cannot place the fault noticed and complained about, then the Parties shall share equally the expenses of the laboratory.

12

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT; [***] DENOTES OMISSIONS.

(d)   Customer agrees that Encap shall have no liability to the extent the Non-Complying Product is due to any action or inaction on the part of Customer, any Affiliate of Customer or any third party under contract with or subject to the control or direction of Customer or any Affiliate of Customer.

9.3            Remedy for Non-Complying Product. Customer shall return any shipments of Non-Complying Product (or portions thereof) rejected pursuant to Section 9.2 to Encap at Encap’s expense. As Encap’s sole liability and Customer’ sole remedy with respect to such Non-Complying Product, upon Customer’s request, Encap shall re-perform the services hereunder and replace such rejected Non-Complying Product as soon as practicable of Customer’s request to re-perform the services with additional API supplied by Customer at Encap’s cost and at no additional charge (including any freight charge) to Customer. If Customer requests Encap to re-perform the services and replace the rejected Non-Complying Product, then the replacement Product shall count towards satisfying Customer’s Minimum Purchase Requirement and the Non-Complying Product shall not count towards Customer’s Minimum Purchase Requirement. The provisions of this Section 9.3 shall survive termination or expiration of this Agreement, provided that, subsequent to the termination or expiration of this Agreement, Customer may, in lieu of requiring Encap to replace any rejected or missing quantities of Product, elect in its sole discretion to be reimbursed by Encap for the amounts paid by Customer to Encap for such rejected quantities of Non-Complying Product (including any applicable freight charges) and API costs incurred by Customer in the manufacture of Non-Complying Product.

9.4            Disclaimer of Other Warranties.   EXCEPT AS STATED IN THIS ARTICLE 9, ENCAP MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW ENCAP SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES INCLUDING WITHOUT LIMITATION WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.5            Encap advises, and Customer acknowledges, that the products resulting from the services performed under this Agreement may not be used in the production, encapsulation, packaging, marketing or selling of any product which is in violation of any applicable Laws or with any person or entity on any applicable government sanction, restricted party or denial list, without a license or otherwise in violation of applicable Laws.

10.	MANUFACTURING STANDARDS

10.1            Manufacturing Standards.   The Parties agree to negotiate in good faith and execute a mutually acceptable Quality Agreement relating to the manufacture of the Product simultaneously with this Agreement. Specifications and Product conformance shall be set forth in the Quality Agreement. Encap shall manufacture and supply the Product in accordance with the Quality Agreement as reasonably updated by Customer from time to time, notably to take into consideration any marketing authorization(s) for Product. In the event of a discrepancy between this Agreement and the Quality Agreement (and/or any other agreement), (a) with respect to quality issues the Quality Agreement shall take precedence and (b) with respect to issues other than quality this Agreement shall take precedence.

10.2            Modifications in Specifications.   Encap shall not amend the Specifications without the prior consent of Customer. All Specifications and any changes thereto agreed to by the Parties from time to time shall be in writing, dated and signed by the Parties. No change in the Specifications shall be implemented by Encap, whether requested by Customer or requested or required by any Regulatory Authority, until the Parties have agreed in writing to such change, the implementation date of such change, and any increase or decrease in costs, expenses or fees associated with such change. Encap shall respond promptly, and in any event within [***] business days, to any request made by Customer for a change in the Specifications, and both Parties shall use commercially reasonable, good faith efforts to agree to the terms of such change in a timely manner. As soon as possible after a request is made for any change in Specifications, Encap shall notify Customer of the costs, if any, associated with implementing such change and shall provide such supporting documentation as Customer may reasonably require. Customer shall pay any such costs associated with implementing such agreed upon changes unless such changes are due to processes or procedures of Encap.

13

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT; [***] DENOTES OMISSIONS.

10.3            Modifications in API.   Customer shall notify Encap of any change related to the API that would affect the validated process including but not limited to supplier changes, process change, regulatory change, and environment health safety characteristics. To the extent practicable, Customer should provide to Encap a written notification of such change at least [***] days before implementation of the change. In the case that the change warrants validation batches, the costs associated will be borne by the Customer.

10.4            Process Improvements.   During the Term of this Agreement, the Parties shall work together to improve the manufacturing process for the Product including the following areas, among other items, communication, batch yield, design improvements, stability, quality controls, cycle time, on-time delivery and reducing costs for the manufacture of Product. To that effect, representatives of the Parties shall meet at least every [***] during the first [***] months of the Term of this Agreement and thereafter not less than once every year to discuss improvements and how to implement such improvements.

11.	INDEMNIFICATION

11.1            Indemnification of Customer.   Encap shall indemnify, defend and hold Customer, its Affiliates and their respective officers, directors, employees and agents (each, a “Customer Indemnified Party”) harmless from and against any and all Losses suffered, incurred or sustained by any Customer Indemnified Party, by reason of any Claim or Proceeding to the extent arising out of or resulting from Encap’s: (i) breach of the representations and warranties and obligations made by Encap in this Agreement; or (ii) actual or alleged infringement of any third-party patent, trade secret, copyright, trademark or other intellectual property by Encap in connection with the performance of the services by Encap under this Agreement; or (iii) negligence or willful misconduct by Encap in connection with this Agreement; except to the extent that any of the foregoing arises out of or results from the breach of this Agreement by Customer or the negligence or willful misconduct of Customer or its Affiliates.

11.2            Indemnification of Encap.   Customer shall indemnify, defend and hold Encap, its Affiliates and their respective officers, directors, employees and agents (each, a “Encap Indemnified Party”) harmless from and against any and all liabilities, lawsuits, threats of lawsuits or other governmental action, or Losses suffered, incurred or sustained by any Encap Indemnified Party, by reason of any Claim or Proceeding to the extent arising out of or resulting from Customer’s (i) breach of the representations and warranties and obligations made by Customer in this Agreement; (ii) gross negligence or willful misconduct in connection with this Agreement; (iii) use, packaging, labeling, distribution, marketing, promotion, sale and disposal of Product or API; or (iv) resulting from the inherent risk of the Product or API; except to the extent that any of the foregoing arises out of or results from the breach of this Agreement by Encap or the negligence or willful misconduct of Encap or its Affiliates.

Customer shall also defend, indemnify, and hold harmless Encap, its Affiliates and their respective officers, directors, employees and agents from and against any and all claims, suits, and/or proceedings (including any assertion of an intellectual property right, regardless of whether the assertion has been or will be adjudicated), as well as all damages, losses, liabilities, and expenses (including reasonable attorneys’ fees and costs), of whatever nature resulting from, arising out of, or relating to a claim or allegation that the Product, or any part thereof, infringes, misappropriates, or otherwise violates a patent, copyright, trade secret, trademark or other intellectual property right of any third party. The foregoing indemnification obligation shall not apply to any claim or allegation that are based on claims that the Product, or any part thereof, infringes on any process or formulation technology utilized by Encap in the manufacture of Product.

14

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT; [***] DENOTES OMISSIONS.

11.3            Indemnification Procedures.   In the event that any Claim or Proceeding is asserted or imposed against any Party, and such Claim or Proceeding involves a matter which is subject to a claim for indemnification under this Article 11, then such Party (an “Indemnified Party”) shall promptly give written notice to the other Party (the “Indemnifying Party”) of such Claim or Proceeding. The Indemnifying Party shall assume, at its cost and expense, the defense of such Claim or Proceeding through its legal counsel selected and reasonably acceptable to the Indemnified Party, except that the Indemnified Party may, at its option and expense, select and be represented by separate counsel. The Indemnifying Party shall have control over the Claim or Proceeding, including the right to settle; provided, however, that the Indemnifying Party shall not, absent the prior written consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement that (1) provides for any relief other than the payment of monetary damages for which the Indemnifying Party shall be solely liable and (2) where the claimant or plaintiff does not release the Indemnified Party, its Affiliates and their respective directors, officers, employees, agents and representatives, as the case may be, from all liability in respect thereof. In no event shall the Indemnified Party be liable for any claims that are compromised or settled in violation of this Article.

11.4            Limitation on Liability. NEITHER CUSTOMER, ENCAP, Nor Their AFFILIATES, Agents and APPROVED subcontractors (including, without limitation, THEIR RESPECTIVE project leaderS, EMPLOYEES, directors, officers, representatives and advisors, affiliates, predecessors, successors, and assigns) SHALL BE LIABLE FOR ANY Special, CONSEQUENTIAL, INCIDENTAL or indirect DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (OR THE termination hereof) OR ANY PURCHASE ORDER, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR ANTICIPATED SALES; and (2) To the fullest extent permitted by law, and notwithstanding any other provision of this Agreement or any PURCHASE ORDER, the total liability, in the aggregate, of ENCAP, its AFFILIATES, Agents, and subcontractors, and any of them, to CUSTOMER and anyone claiming by or through CUSTOMER, for any and all claims, losses, costs or damages, including without limitation, attorneys’ fees and costs and expert-witness fees and costs of any nature whatsoever or claims expenses resulting from or in any way related to this Agreement or any PURCHASE ORDER from any cause or causes shall not exceed the purchase price of the Products with respect to which damages are claimed.

11.5            Insurance.   During the Term and for a period of two (2) years after the termination of this Agreement or the expiry date of the last batch manufactured whichever is later, thereafter, each Party shall obtain and maintain, at its sole expense adequate product liability insurance as it deems necessary and appropriate, but in an amount of not less than [***] in coverage. Evidence of coverage, in the form of certificates of insurance, shall be provided promptly upon registration of the Product in given countries and as reasonably requested thereafter.

12.	CONFIDENTIALITY.

12.1            Non-disclosure and Non-use.   The Parties acknowledge that the Confidentiality Agreement between the Parties dated December 9, 2015 (the "Confidentiality Agreement") shall continue to govern the Parties' respective obligations to one another with regard to the "Confidential Information" (as defined in the Confidentiality Agreement) each has disclosed to the other and shall continue to disclose to the other in connection with this Agreement provided that the Parties' respective obligations with regard to any such Confidential Information disclosed prior to or after the date of this Agreement shall survive the termination of this Agreement for a period of seven (7) years from the date of such termination, in accordance with the terms of the Confidentiality Agreement.

15

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT; [***] DENOTES OMISSIONS.

12.2            Publicity.   Customer and Encap agree to coordinate external communications (e.g. joint press release) regarding this Agreement. Neither Party will make any press release or other public disclosures regarding this Agreement without the other Party’s express written consent except as required by any applicable Law. Each Party agrees to provide comments and/or approval of external communication within fifteen (15) days of notice by the other Party. Notwithstanding the foregoing, Encap acknowledges that this Agreement may constitute a material agreement for Customer and that, accordingly, Customer may be required to file a publicly available Current Report on Form 8-K with the Securities Exchange Commission (“SEC”) or applicable stock exchange describing this Agreement and containing a copy of this Agreement with material terms such as pricing redacted to the extent permitted by the SEC or applicable stock exchange.

12.3            Document Retention.   In case of termination of this Agreement, all technical documents of Customer shall be returned in original without retaining any copies except for such copies required for regulatory purposes. All executed documents of exhibit and commercial batches shall be kept by Encap as per regulatory requirements and shall be destroyed after such time period without retaining any copies.

12.4            Reservation of Rights.   Except as specifically set forth herein, this Agreement does not (i) give any of Party any license, right, title, interest in or ownership to any Confidential Information of the other Party; or (ii) grant any license or right under any intellectual property rights.

13.	INTELLECTUAL PROPERTY.

13.1            All IP owned by or licensed to Encap as of the date of signing this Agreement or developed by Encap other than in connection with the manufacturing of the Product for Customer will be owned by Encap. Encap hereby grants to Customer, a non-exclusive, paid-up, royalty-free license of this IP to manufacture, market, distribute, and sell or offer for sale of the Product in the Territory.

13.2            All IP owned by or licensed to Customer as of the date of signing of this Agreement or developed by Customer will be owned by Customer. Customer hereby grants to Encap, a non-exclusive, paid-up, royalty-free license of this IP to perform services under this Agreement exclusively related to the Product for Customer for the duration of the Term.

13.3            All Arising IP (whether invented by Customer personnel, or Encap personnel, or jointly by Customer personnel and Encap personnel) covering the Product shall be owned solely by Customer and, to the extent that Encap personnel are(is) an inventor of any such Arising IP covering the Product, ownership to such IP is hereby assigned to Customer.

13.4            All Arising IP invented by Encap personnel not covering the Product shall be owned by Encap, and Encap hereby grants to Customer a non-exclusive, perpetual, paid up, royalty free license to such Arising IP. All Arising IP invented by Customer personnel not covering the Product shall be owned by Customer. All Arising IP invented jointly by Customer personnel and Encap personnel not covering the Product shall be jointly owned by Customer and Encap.

13.5            Customer shall bear the cost of any necessary freedom-to-operate patent opinion for the formulation/composition for the Products for submission of the Application, and for any patent analyses required to secure the relevant opinions. The decision to obtain a freedom-to-operate patent opinion shall be in Customer’s sole discretion. In addition, all claims, expenses or damages (including attorneys' fees) in connection with any litigation instituted by a third party relating to a claim or claims of infringement of patents against either of the Parties, relating to or arising from the filing of the Application for any of the Product and/or the marketing, labeling, use or offer to sell of the Product in the Territory shall be the responsibility of Customer unless such losses are the result of Encap infringement of patents based on Encap’s processes and methodologies.

16

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT; [***] DENOTES OMISSIONS.

13.6            The marketing of Products shall be carried out by Customer under its own trademark. A Party shall acquire no rights or license on the other Party’s trademarks, unless such other Party provides prior written consent.

14.	TERMINATION.

14.1            Termination for Breach; Insolvency.   Either Party shall be entitled to terminate this Agreement upon [***] days prior written notice to the other Party in the event of a material breach of any provision of this Agreement if such breach is not cured within [***] days after the breaching Party’s receipt of notice of such breach. Subject to any limitations under applicable law, either Party shall have the right to terminate this Agreement by giving notice to the other Party in the event that the other Party becomes insolvent or goes into bankruptcy, liquidation or receivership, or is admitted to the benefits of any procedure for the settlement of debts or becomes a party to dissolution proceedings.

14.2            Termination by Customer.   Customer may terminate this Agreement for any reason prior to production of the Minimum Launch Stock. If Customer terminates this Agreement for any reason, except due to Encap’s breach, prior to production of the Minimum Launch Stock, Customer will pay Encap a termination fee of [***] plus the following costs: (i) all documented costs related to purchases of raw materials that have been purchased (a) pursuant to a confirmed purchase order or (b) upon consent of Customer; (ii) testing costs; (iii) empty capsules; and (iv) work in progress. All such costs must be documented.

Customer may terminate this Agreement for any reason after production of the Minimum Launch Stock without incurring any additional fees or costs upon ninety (90) days written notice or immediately if Encap is not able to meet Customer’s reasonable requirements of Product.

14.3            Termination by Encap.   Encap has no right to terminate for convenience before the commercial launch of the Product. Encap shall be entitled to terminate this Agreement without any penalty if Customer (i) has not submitted a firm order for the Minimum Launch Stock within [***] days from the date Customer receives FDA approval to begin commercialization of the Product or (ii) breaches its payment obligations [***] during the Term, provided that with respect to any breach of a payment obligation, Customer shall have [***] days to cure such breach from the date of written notification from Encap that a breach has occurred. In addition, post commercial launch of the Product, Encap may terminate this Agreement without cause with at least [***] months advance written notice to Customer.

14.4            Effect of Termination.   In the event of any termination, Encap shall promptly return (1) any remaining inventory of Customer supplied materials, and (2) all remaining inventories of API and Product to Customer at Customer’s expense and direction. Encap shall have no obligation to return the foregoing until all outstanding invoices sent by Encap to Customer have been paid in full. Customer shall also be required to pay Encap for all inventory and work in process and non-cancelable commitments made consistent with Customer’s forecasts. In the event Customer breaches or terminates this Agreement (other than as a result of a breach of this Agreement by Encap) or if Encap terminates this Agreement under Section 13.1 hereof, Customer will also be required to pay Encap for its direct cost of all materials purchased by Encap for manufacturing Product and which cannot be used in other products manufactured by Encap. Customer shall specify the location in the continental United States to which delivery, at Customer’s expense, of the foregoing is to be made.

17

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT; [***] DENOTES OMISSIONS.

14.5            Survival.   In the event of any termination or expiration of this Agreement, the provisions of this Section 14.5, and Sections 8.2, 11 (with respect to any Claim or Proceeding then existing), 12, and 14.4 shall survive such termination or expiration, together with any other provision hereof that by its terms survives termination or expiration hereof and any other obligations that have accrued prior to the termination or expiration of this Agreement.

15.	NOTICES.

15.1            Notices hereunder shall be deemed given as of the date sent. All notices shall be in writing mailed via certified mail, return receipt requested, or a reputable overnight courier, addressed as follows, or to such other address as may be designated from time to time:

if to Encap:	M.W. Encap Limited
Units 4, 5 & 6, Oakbank Park, Livingston, West Lothian, EH53 0TH
Attention: Managing Director

With a copy to	Capsugel, Inc.
412 Mount Kemble Ave., Suite 200C
Morristown, NJ 07960 U.S.A.
Attention: General Counsel

If to Customer:	Lipocine Inc.
675 Arapeen Drive, Suite 202
Salt Lake City, UT 84108
Attention: Chief Financial Officer

With a copy to:	Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, NJ 08540-6241
Attention: Randall Sunberg

16.	MISCELLANEOUS.

16.1            Entire Agreements; Amendments; Waivers.   The terms and provisions contained in this Agreement and all Exhibits hereto constitute the entire agreement between the Parties with respect to the commercial terms and conditions related to the commercial supply of Product, superseding all prior and contemporaneous agreements or understandings between the Parties with respect to the commercial terms and conditions related to the Product. In the event of a conflict between the terms of this Agreement, any Exhibit and the Quality Agreement, the terms of this Agreement shall control. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall in no way affect, limit or waive a Party’s rights at any time to enforce strict compliance therafter with every term or condition of this Agreement.

16.2            Successors and Assigns.   Customer may not assign this Agreement without the prior written consent of Encap; provided, however that Customer may assign in connection with a merger or sale or other disposition of all or substantially all of it’s stock or assets, provided the assignee agrees to be bound by all of the terms and conditions of this Agreement.

16.3            Independent Contractor.   The relationship of the Parties under this Agreement is that of independent contractors and nothing contained herein shall be construed to create a partnership, joint venture or agency relationship between Customer and Encap, nor shall either Party be authorized to bind the other in any way.

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT; [***] DENOTES OMISSIONS.

16.4            Governing Law; Dispute Resolution, Binding Arbitration.   State of New York (without application of its conflict of law principles) and the city of New York will be the exclusive venue to resolve disputes between the Parties. The prevailing Party in any arbitration proceeding relating to this Agreement shall be entitled to recover from the other Party its reasonable attorneys' fees and costs. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

In the event of any dispute, prior to initiating arbitration, except in the event of any breach or threatened breach of this Agreement by either Party that the other Party believes will cause irreparable harm and damage to it, the Parties shall follow the following procedure, in good faith, in an effort to avoid litigation.

Executives of the Parties will meet or speak informally within fifteen (15) days of the request of either Party to discuss the areas of disagreement and to negotiate in good faith regarding possible solutions. As part of this dispute resolution process, either Party will, at the request of the other Party, promptly provide to the other Party a short and plain written statement setting forth that Party’s position regarding the dispute and that Party’s suggested resolution.

Within fifteen (15) days after receipt of the statement referenced in the preceding paragraph, the receiving Party will provide to the sending Party a short and plain written response setting forth the receiving Party’s position regarding the claim and the receiving Party’s suggested resolution.

For a period of fifteen (15) days following the sending of the response referenced in the preceding paragraph, the Parties will negotiate in an effort to resolve the controversy. If the Parties are not able to resolve the dispute then the Parties agree to submit the matter to binding arbitration as provided below.

16.4.1            Binding Arbitration.   If the Parties cannot reach a resolution of the dispute, then such dispute shall be resolved by binding alternative dispute resolution in accordance with the then existing commercial arbitration rules of The CPR Institute for Dispute Resolution, 366 Madison Avenue, New York, NY 10017. Arbitration shall be conducted in the English language, in New York, New York.

16.4            Severability.   If any provision of this Agreement is held invalid or unenforceable for any reason, such provision shall be conformed to the prevailing law rather than voided, if possible, in order to achieve the intent of the Parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the Parties hereto.

16.5            Force Majeure.   Neither Party shall be liable for delays in performance or nonperformance in whole or in part, and neither shall be deemed in breach of its obligations, if such failure or delay is due to any causes that are beyond its reasonable control and not due to its acts or omissions, such as acts of God; flood; volcanic eruption; epidemic; fire; war; terrorism; strike; industrial dispute; embargo; acts of government or other similar causes. In such event, the Party delayed shall promptly give notice to the other Party. The Party affected by the other’s delay may elect to suspend performance and extend the time for performance for the duration of the event or to cancel all or any part of the unperformed part of this Agreement.

16.6            Counterparts;   Electronic Signatures. This Agreement may be executed by Parties in separate counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, to the extent signed and delivered by electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

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16.7            No Third Party Beneficiaries.   No third party including any employee of any Party to this Agreement shall have or acquire any rights by reason of this Agreement.

16.8            Miscellaneous.   The division of this Agreement into articles, sections, subsections and exhibits, and the insertion of headings, are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless expressly provided herein or unless the context otherwise requires, all references to the singular shall include the plural and vice versa. Any reference herein to a “day” or “days” shall be references to a calendar day or days. Any period of days specified in this Agreement ending a Saturday, Sunday or public holiday shall automatically be extended to the first business day in the country of manufacture ending after such Saturday, Sunday or public holiday.

16.9            Construction.   Each of the Parties agrees that it has read and had the opportunity to review this Agreement with its legal counsel and, accordingly, the rule of construction that any ambiguity contained in this Agreement shall be construed against the drafting Party shall not apply.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

LIPOCINE INC.		M.W. ENCAP LTD.

By:		By:
	Name:		Name:
	Title:		Title:
	Date:		Date:

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EXHIBIT A

COMMERCIAL TERMS

Milestone Payments:

Customer will compensate Encap for commercial manufacturing of the Product and associated expenses as follows:

Fee: [***]

Pricing: [[***]

Shipping Terms:

Delivery terms shall be Ex-Works (Incoterms 2000) from the Facility. Title and risk of loss of Product shall pass to Customer when Product is tendered for delivery.

Payment Terms:

Net 30 days from the date of invoice and dispatch documents as provided for in Section 4.3 Payment Terms. Encap may assess an interest charge of the lesser of one-half percent (1/2%) per month or the maximum rate permitted by Law on all undisputed amounts.

Currency: USD

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EXHIBIT B

RELEASE Specifications

Commercial Bulk Product Release Specifications

Testosterone Undecanoate Capsules Drug Product Specifications, 75 mg

[***]

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Commercial Bulk Product Release Specifications

Testosterone Undecanoate Capsules Drug Product Specifications, 112.5 mg

[***]

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EXHIBIT C

ENVIRONMENTAL AND HEALTH AND SAFETY INFORMATION

1.	Safety Data Sheets (or the equivalent) for any drug substance, intermediate, pharmaceutical blend, or final drug product (“Material(s)”) provided to Encap by Customer;

2.	Any occupational exposure limit (OEL) or occupational exposure control technique applicable to the formulation of the Material(s) (e.g. occupational exposure band, hazard classification, etc.), including any OEL or occupational exposure control technique applicable to the manufacture of dietary supplement, drug substance or drug product, whether established by Customer or its contract manufacturer, regardless of whether it is required by any governmental authority;

3.	Any monograph or compilation of data upon which the OEL or occupational exposure control technique for the Material(s), its precursors, or intermediates, is based;

4.	Any medical tests used to evaluate any biological condition or function of workers who may have been exposed to the Material(s), its precursors, or intermediates (to the extent such information is or becomes available);

5.	Any biological exposure indices associated with the Material(s) or its precursors or intermediates (to the extent such information is or becomes available);

6.	Any modeling related to any releases to the environment of the Material(s), its precursors, or intermediates (to the extent such information is or becomes available);

7.	Any test results related to the identification of health or physical hazards, or understanding of the ecotoxicity of the Material(s), its precursors, or intermediates (to the extent such information is or becomes available);

8.	Any quantitative or qualitative assessment of the environmental impact of the Material’s use, manufacture, storage, transportation, or disposal (to the extent such information is or becomes available);

9.	Any summary of the known physical and chemical properties, pharmacology, pharmacokinetics, and clinical and nonclinical toxicology data submitted to a government agency to obtain pre-marketing approval of the Material(s) (to the extent such information is or becomes available);

10.	Any reports of adverse reactions by employees or others exposed to the Material(s), its precursors, or intermediates, during its manufacture, storage or transportation (to the extent such information is or becomes available); and

11.	Any process safety information, including but not limited to process hazard analyses and off-site consequences analyses related to a licensed process (to the extent such information is or becomes available).

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EXHIBIT D

MATERIAL Safety Data Sheets (MSDS)

MATERIAL SAFETY DATA SHEET

Revision date: 23-Aug-2010 Version: 1.1 Page 1 of 8

1. IDENTIFICATION OF THE SUBSTANCE/MIXTURE AND THE COMPANY/UNDERTAKING

Product Identifier

Material Name: Testosterone Undecanoate

Trade Name:	Not applicable
Chemical Family:	Androgen; Steroid

Relevant Identified Uses of the Substance or Mixture and Uses Advised Against

Intended Use:	Pharmaceutical active

Details of the Supplier of the Safety Data Sheet

Pfizer CentreSource
Pharmacia & Upjohn Co. a Subsidiary of Pfizer Inc
7000 Portage Road
Kalamazoo, Michigan 49001
Customer Service -Tel. (269) 833-5844
Emergency telephone number:
CHEMTREC (24 hours): 1-800-424-9300
Contact E-Mail: pfizer-MSDS@pfizer.com

Pfizer CentreSource
Mercuriusstraat 20
B-1930 Zaventem
Belgium
Customer Service -Tel. 32.2.749.5502
Emergency telephone number:
ChemSafe (24 hours): +44 (0)208 762 8322

2. HAZARDS IDENTIFICATION

Appearance: White crystalline powder

Classification of the Substance or Mixture

GHS - Classification

Reproductive Toxicity: Category 1A
Carcinogenicity: Category 1B

EU Classification:

EU Indication of danger: Toxic to reproduction: Category 1
Carcinogenic: Category 2

EU Symbol: T
EU Risk Phrases:
R45 - May cause cancer.
R60 - May impair fertility.
R61 - May cause harm to the unborn child.

Label Elements

Signal Word:	Danger
Hazard Statements:	H360FD - May damage fertility. May damage the unborn child. H350 - May cause cancer
Precautionary Statements:	P201 - Obtain special instructions before use P202 - Do not handle until all safety precautions have been read and understood P281 - Use personal protective equipment as required P308 + P313 - IF exposed or concerned: Get medical attention/advice P405 - Store locked up P501 - Dispose of contents/container in accordance with all local and national regulations

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MATERIAL SAFETY DATA SHEET

Material Name: Testosterone Undecanoate
Revision date: 23-Aug-2010

Page 2 of 8
Version: 1.1

Other Hazards No data available

Long Term: Adverse reproductive effects seen in repeat-dose animal studies are consistent with the pharmacologic action of this drug and are expected to be relevant to humans.

Known Clinical Effects: Clinical use has caused effects on reproductive system, including prolonged erection (priapism), breast development in males (gynecomastia), loss of libido, decreased sperm count, impairment of male fertility, development of male characteristics (masculinization), development of male characteristics in the female fetus, impairment of female fertility. Clinical use of this drug has caused prostate cancer, liver cancer, kidney, cancer.

Australian Hazard Classification (NOHSC): Hazardous Substance. Non-Dangerous Goods.

Note: This document has been prepared in accordance with standards for workplace safety, which requires the inclusion of all known hazards of the product or its ingredients regardless of the potential risk. The precautionary statements and warning included may not apply in all cases. Your needs may vary depending upon the potential for exposure in your workplace.

3. COMPOSITION / INFORMATION ON INGREDIENTS

Hazardous

Ingredient	CAS Number	EU EINECS/ELINCS List	EU Classification	GHS Classification	%
Testosterone undecanoate	5949-44-0	227-712-6	Repr.Cat.1;R60-61 Carc.Cat.2;R45	Repr. 1A;H360FD Carc 1B;H350	100

Additional Information: Ingredient(s) indicated as hazardous have been assessed under standards for workplace safety.

For the full text of the R phrases and CLP/GHS abbreviations mentioned in this Section, see Section 16

4. FIRST AID MEASURES

Description of First Aid Measures

Eye Contact: Flush with water while holding eyelids open for at least 15 minutes. Seek medical attention immediately.

Skin Contact: Remove contaminated clothing. Flush area with large amounts of water. Use soap. Seek medical attention.

Ingestion: Never give anything by mouth to an unconscious person. Wash out mouth with water. Do not induce vomiting unless directed by medical personnel. Seek medical attention immediately.

Inhalation: Remove to fresh air and keep patient at rest. Seek medical attention immediately.

Most Important Symptoms and Effects, Both Acute and Delayed

Symptoms and Effects of Exposure: For information on potential signs and symptoms of exposure, See Section 2 - Hazards Identification and/or Section 11 - Toxicological Information.

Medical Conditions Aggravated by Exposure: None known

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MATERIAL SAFETY DATA SHEET

Material Name: Testosterone Undecanoate
Revision date: 23-Aug-2010

Page 3 of 8
Version: 1.1

Indication of the Immediate Medical Attention and Special Treatment Needed
Notes to Physician: None

5. FIRE FIGHTING MEASURES

Extinguishing Media: Extinguish fires with CO2, extinguishing powder, foam, or water.

Special Hazards Arising from the Substance or Mixture
Hazardous Combustion Products: Carbon monoxide and carbon dioxide

Fire / Explosion Hazards: Fine particles (such as dust and mists) may fuel fires/explosions.

Advice for Fire-Fighters
During all fire fighting activities, wear appropriate protective equipment, including self-contained breathing apparatus.

6. ACCIDENTAL RELEASE MEASURES

Personal Precautions, Protective Equipment and Emergency Procedures
Personnel involved in clean-up should wear appropriate personal protective equipment (see Section 8). Minimize exposure.

Environmental Precautions
Place waste in an appropriately labeled, sealed container for disposal. Care should be taken to avoid environmental release.

Methods and Material for Containment and Cleaning Up
Measures for Cleaning / Collecting: Contain the source of spill if it is safe to do so. Collect spilled material by a method that controls dust generation. A damp cloth or a filtered vacuum should be used to clean spills of dry solids. Clean spill area thoroughly.

Additional Consideration for Large Spills: Non-essential personnel should be evacuated from affected area. Report emergency situations immediately. Clean up operations should only be undertaken by trained personnel.

7. HANDLING AND STORAGE

Precautions for Safe Handling
Restrict access to work area. Avoid open handling. Ground and bond all bulk transfer equipment. Minimize dust generation. Use process containment, local exhaust ventilation or perform work under fume hood/fume cupboard. Avoid inhalation and contact with skin, eye, and clothing. When handling, use appropriate personal protective equipment (see Section 8). Wash hands and any exposed skin after removal of PPE. Releases to the environment should be avoided. Review and implement appropriate technical and procedural waste water and waste disposal measures to prevent occupational exposure or environmental releases. Potential points of process emissions of this material to the atmosphere should be controlled with dust collectors, HEPA filtration systems or other equivalent controls.

Conditions for Safe Storage, Including any Incompatibilities
Storage Conditions: Store at room temperature in properly labeled containers. Keep away from heat, sparks and flames.
Specific end use(s): No data available

8. EXPOSURE CONTROLS / PERSONAL PROTECTION

Control Parameters
Refer to available public information for specific member state Occupational Exposure Limits.

Testosterone undecanoate
Pfizer OEL TWA-8 Hr: 4µg/m^3, Skin

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MATERIAL SAFETY DATA SHEET

Material Name: Testosterone Undecanoate
Revision date: 23-Aug-2010

Page 4 of 8
Version: 1.1

8. EXPOSURE CONTROLS / PERSONAL PROTECTION

Exposure Controls

Engineering Controls:	Engineering controls should be used as the primary means to control exposures. Use process containment, local exhaust ventilation, or other engineering controls to maintain airborne levels below recommended exposure limits.
Personal Protective Equipment:	Refer to applicable national standards and regulations in the selection and use of personal protective equipment (PPE).
Hands:	Wear 2 layers of impervious disposable gloves to prevent skin contact.
Eyes:	Wear safety glasses as minimum protection.
Skin:	Wear impervious disposable protective clothing to prevent skin contact.
Respiratory protection:	If the applicable Occupational Exposure Limit (OEL) is exceeded, wear an appropriate respirator with a protection factor sufficient to control exposures to below the OEL.

9. PHYSICAL AND CHEMICAL PROPERTIES

Physical State:	Crystalline powder	**Color:**	White
Odor:	No data available.	**Odor Threshold:**	No data available.
Molecular Formula:	C30H48O3	**Molecular Weight:**	456.7

Solvent Solubility:	No data available
Water Solubility:	No data available
Solubility:	Insoluble: Water
pH:	No data available.
Melting/Freezing Point (°C):	64.6
Boiling Point (°C):	No data available.

Partition Coefficient: (Method, pH, Endpoint, Value)

Testosterone undecanoate

No data available

Testosterone

No data available

Testosterone propionate

No data available

Testosterone Cypionate

No data available

Decomposition Temperature (°C):	No data available.
Evaporation Rate (Gram/s):	No data available
Vapor Pressure (kPa):	No data available
Vapor Density (g/ml):	No data available
Relative Density:	No data available
Viscosity:	No data available

Flammablity:

Autoignition Temperature (Solid) (°C):	No data available
Flammability (Solids):	No data available
Flash Point (Liquid) (°C):	No data available
Upper Explosive Limits (Liquid) (% by Vol.):	No data available
Lower Explosive Limits (Liquid) (% by Vol.):	No data available
Polymerization:	Will not occur

10. STABILITY AND REACTIVITY

Reactivity:	No data available

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MATERIAL SAFETY DATA SHEET

Material Name: Testosterone Undecanoate
Revision date: 23-Aug-2010

Page 5 of 8
Version: 1.1

10. STABILITY AND REACTIVITY

Chemical Stability: Stable under normal conditions of use.

Possibility of Hazardous Reactions

- **Oxidizing Properties:** No data available
- **Conditions to Avoid:** Fine particles (such as dust and mists) may fuel fires/explosions.
- **Incompatible Materials:** As a precautionary measure, keep away from strong oxidizers
- **Hazardous Decomposition Products:** No data available

11. TOXICOLOGICAL INFORMATION

Information on Toxicological Effects

General Information: The information included in this section describes the potential hazards of various forms of the active ingredients.

Acute Toxicity: (Species, Route, End Point, Dose)

Testosterone undecanoate
Rat Oral LD50 4000 mg/kg
Mouse Oral LD50 4000mg/kg
Rat Subcutaneous LD50 2880mg/kg
Mouse Subcutaneous LD50 2880mg/kg

Testosterone
Rat (F) Para-periosteal LD50 325 mg/kg

Testosterone propionate
Rat Oral LD 50 1000 mg/kg
Mouse Oral LD 50 1350mg/kg

Testosterone Cypionate
Mouse Para-periosteal LD 50 > 1000 mg/kg

Repeated Dose Toxicity: (Duration, Species, Route, Dose, End Point, Target Organ)

Testosterone propionate
5 Day(s) Mouse Oral 1000 mg/kg/day NOAEL None identified
28 Day(s) Monkey Subcutaneous 2.7 mg/kg/day LOAEL Endocrine system

Testosterone Cypionate
5 Day(s) Mouse Oral 200 mg/kg LOAEL Liver

Reproduction & Development Toxicity: (Duration, Species, Route, Dose, End Point, Effect(s))

Testosterone propionate
Embryo / Fetal Development Monkey Subcutaneous 1.25 mg/kg/day LOEL Teratogenic
Embryo / Fetal Development Rat Subcutaneous 0.4 mg/kg NOEL Teratogenic

Genetic Toxicity: (Study Type, Cell Type/Organism, Result)

Testosterone undecanoate
Bacterial Mutagenicity (Ames) *Salmonella* Negative
Micronucleus Mouse Negative

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MATERIAL SAFETY DATA SHEET

Material Name: Testosterone Undecanoate
Revision date: 23-Aug-2010

Page 6 of 8
Version: 1.1

11. TOXICOLOGICAL INFORMATION

Testosterone
In Vivo Micronucleus Mouse Negative
In Vivo Mouse Spermatogonal Negative

Testosterone Cypionate
Bacterial Mutagenicity (Ames)

Carcinogenicity: (Duration, Species, Route, Dose, End Point, Effect(s))

Testosterone propionate
Not specified Rat Subcutaneous 80-100 mg LOEL Tumors, Male reproductive system

Carcinogen Status: See below

Testosterone undecanoate
- **IARC:** Group 2A
- **OSHA:** Present

Testosterone
- **IARC:** Group 2A
- **OSHA:** Present

Testosterone propionate
- **IARC:** Group 2A
- **OSHA:** Present

Testosterone Cypionate
- **IARC:** Group 2A
- **OSHA:** Present

12. ECOLOGICAL INFORMATION

Environmental Overview: Environmental properties have not been investigated. Releases to the environment should be avoided.

Toxicity: No data available

Persistence and Degradability: No data available

Bio-accumulative Potential: No data available

Mobility in Soil: No data available

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MATERIAL SAFETY DATA SHEET

Material Name: Testosterone Undecanoate
Revision date: 23-Aug-2010

Page 7 of 8
Version: 1.1

13. DISPOSAL CONSIDERATIONS

Waste Treatment Methods: Dispose of waste in accordance with all applicable laws and regulations. Member State specific and Community specific provisions must be considered. Considering the relevant known environmental and human health hazards of the material, review and implement appropriate technical and procedural waste water and waste disposal measures to prevent occupational exposure and environmental release. It is recommended that waste minimization be practiced. The best available technology should be utilized to prevent environmental releases. This may include destructive techniques for waste and wastewater.

14. TRANSPORT INFORMATION

The following refers to all modes of transportation unless specified below.

Not regulated for transport under USDOT, EUADR, IATA, or IMDG regulations.

15. REGULATORY INFORMATION

Safety, Health and Environmental Regulations/Legislation Specific for the Substance or Mixture

Canada - WHMIS: Classifications
WHMIS hazard class:
Class D, Division 2, Subdivision A

Testosterone undecanoate

CERCLA/SARA 313 Emission reporting	Not Listed
California Proposition 65	female reproductive toxicity, initial date 4/1/90 male reproductive toxicity, initial date 4/1/90
U.S. Drug Enforcement Administration:	Schedule III Controlled Substance
EU EINECS/ELINCS List	227-712-6

16. OTHER INFORMATION

Text of R phrases and GHS Classification abbreviations mentioned in Section 3

Reproductive toxicity-Cat.1A; H360FD - May damage fertility. May damage the unborn child.
Carcinogenicity-Cat.1B; H350 - May cause cancer

Carcinogenic: Category 2
Toxic to reproduction: Category 1

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MATERIAL SAFETY DATA SHEET

Material Name: Testosterone Undecanoate
Revision date: 23-Aug-2010

Page 8 of 8
Version: 1.1

R45 - May cause cancer.
R60 - May impair fertility.
R61 - May cause harm to the unborn child.

Data Sources: Publicly available toxicity information. Pfizer proprietary drug development information.

Reasons for Revision: Updated Section 2 - Hazard Identification. Updated Section 3 - Composition / Information on Ingredients. Updated Section 15 - Regulatory Information.

Prepared by: Product Stewardship Hazard Communications
Pfizer Global Environment, Health, and Safety Operations

Pfizer Inc believes that the information contained in this Material Safety Data Sheet is accurate, and while it is provided in good faith, it is without warranty of any kind, expressed or implied. If data for a hazard are not included in this document there is no known information at this time.

End of Safety Data Sheet

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